EXHIBIT 99

PRESS RELEASE  DATED MAY 27, 2003

BEMIS COMPANY, INC.

222 South Ninth Street

Suite 2300

Minneapolis, MN 55402-4099

For additional information please contact:

Melanie E. R. Miller

Vice President - Investor Relations

and Assistant Treasurer

(612) 376-3030

BEMIS COMPANY CHAIRMAN IMPLEMENTS 10b5-1 TRADING PLAN

MINNEAPOLIS, MINNESOTA, May 27, 2003 - Bemis Company, Inc. (NYSE-BMS) announced today that its Chairman of the Board, John H. Roe, has established a structured, prearranged trading plan to sell a minor portion of his shares in the company over a designated period in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934.  The plan is being established to diversify Mr. Roe’s holdings of Bemis stock in an orderly manner and has been initiated during the company’s open window period for insider transactions.

Rule 10b5-1 permits the implementation of a written plan for selling stock at times when insiders are not in possession of material nonpublic information and allows them to sell stock on a regular basis and in a nondiscretionary  manner, regardless of any subsequent material nonpublic information they receive.

Bemis Company is a major supplier of flexible packaging and pressure sensitive materials used by leading food, consumer products, manufacturing, and other companies worldwide. Based in Minneapolis, Minnesota, Bemis employs about 12,000 individuals in 56 manufacturing facilities in 10 countries around the world.  More information about the company is available at our website, www.bemis.com.